Spark Energy, Inc. Reports Third Quarter 2015 Financial Results
HOUSTON, Nov. 11, 2015 (GLOBE NEWSWIRE) -- Spark Energy, Inc. (NASDAQ:SPKE), a Delaware corporation ("Spark"), today reported financial results for the quarter ended September 30, 2015.
For the third quarter of 2015, Adjusted EBITDA was $5.6 million and Retail Gross Margin was $26.7 million on revenue of $91.3 million, compared to Adjusted EBITDA of $(4.4) million and Retail Gross Margin of $14.6 million for the third quarter of 2014.
“We are very pleased with our third quarter results,” said Nathan Kroeker, Spark Energy, Inc.’s President and Chief Executive Officer. “With enhanced margins in our retail electricity and retail natural gas segments and the addition of our Oasis Energy and CenStar Energy acquisitions, we earned $5.6 million of Adjusted EBITDA and $26.7 million of Retail Gross Margin.
“The CenStar Energy and Oasis Energy acquisitions added over 100,000 residential customer equivalents, bringing our total to over 400,000. In addition to these transactions, we also amended and restated our senior credit facility during the quarter to support our continued growth initiatives.”
Third Quarter 2015 Highlights

•	$5.6 million in Adjusted EBITDA and $26.7 million in Retail Gross Margin

•	Closed CenStar Energy and Oasis Energy transactions

•	Amended and restated existing senior credit facility

•	Expanded margins in retail electricity and retail natural gas segments

•	Invested $5.8 million in organic customer acquisitions

•	Paid second quarter dividend of $0.3625 per share of Class A common stock on September 14, 2015

•	Declared third quarter dividend of $0.3625 per share of Class A common stock payable on December 14, 2015
Summary Third Quarter 2015 Financial Results
For the quarter ended September 30, 2015, Spark reported Adjusted EBITDA of $5.6 million on $91.3 million of revenue compared to Adjusted EBITDA of $(4.4) million for the quarter ended September 30, 2014. This increase of $10.0 million is primarily attributable to increased retail gross margin in our electricity segment, decreased customer acquisition costs, and our CenStar Energy and Oasis Energy acquisitions, partially offset by increased general and administrative expenses.
For the quarter ended September 30, 2015, Spark reported Retail Gross Margin of $26.7 million compared to Retail Gross Margin of $14.6 million for the quarter ended September 30, 2014. This increase of $12.1 million is primarily attributable to expanded retail electricity unit margins and increased retail electricity volumes. Favorable supply costs across several of our markets were a key driver of these elevated unit margins in the third quarter.
Net income for the quarter ended September 30, 2015 was $5.9 million, or $0.31 per diluted common share compared to net income of $0.4 million, or $0.03 per diluted common share for the quarter ended September 30, 2014.
Liquidity and Capital Resources

(in thousands)	September 30, 2015
Cash and cash equivalents	$7,355
Senior Credit Facility Working Capital Line Availability (1)	13,300
Senior Credit Facility Acquisition Line Availability (2)	3,775
Total Liquidity	$24,430
(1) Subject to Senior Credit Facility borrowing base restrictions
(2) Subject to Senior Credit Facility covenant restrictions
 Conference Call and Webcast
Spark will host a conference call to discuss third quarter 2015 results on Thursday, November 12, 2015 at 10:00 AM Central Time (11:00 AM Eastern).
A live webcast of the conference call can be accessed from the Events & Presentations page of the Spark Energy Investor Relations website at http://ir.sparkenergy.com/events.cfm. An archived replay of the webcast will be available for twelve months following the live presentation.
About Spark Energy, Inc.
Spark Energy, Inc. is an established and growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 16 states and serves 66 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
Cautionary Note Regarding Forward-Looking Statements
This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this release and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this report are subject to risks and uncertainties. Important factors which could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•	changes in commodity prices,

•	extreme and unpredictable weather conditions,

•	the sufficiency of risk management and hedging policies,

•	customer concentration,

•	federal, state and local regulation,

•	key license retention,

•	increased regulatory scrutiny and compliance costs,

•	our ability to borrow funds and access credit markets,

•	restrictions in our debt agreements and collateral requirements,

•	credit risk with respect to suppliers and customers,

•	level of indebtedness,

•	changes in costs to acquire customers,

•	actual customer attrition rates,

•	actual bad debt expense in non-POR markets,

•	accuracy of internal billing systems,

•	ability to successfully navigate entry into new markets,

•	whether our majority shareholder or its affiliates offers us acquisition opportunities on terms that are commercially acceptable to us,

•	ability to successfully and efficiently integrate acquisitions into our operations,

•	competition, and

•	other factors discussed in “Risk Factors” in our Form 10-K for the year ended December 31, 2014, our Form 10-Q for the quarter ended June 30, 2015 and in our other public filings and press releases.
You should review the risk factors and other factors disclosed throughout our Report on Form 10-K for the year ended December 31, 2014 and the Form 10-Q for the quarter ended September 30, 2015, both of which are filed with the Securities and Exchange Commission, which could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2015 AND DECEMBER 31, 2014
(in thousands)
(unaudited)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$7,355	$4,359
Restricted cash	-	707
Accounts receivable, net of allowance for doubtful accounts of $3.0 million and $8.0 million as of September 30, 2015 and December 31, 2014	50,284	63,797
Accounts receivable - affiliates	1,447	1,231
Inventory	5,230	8,032
Fair value of derivative assets	129	216
Customer acquisition costs, net	15,260	12,369
Intangible assets - customer acquisitions, net	1,439	486
Acquired customer intangibles - current, net	5,979	-
Prepaid assets	420	1,236
Prepaid assets - affiliates	120	-
Deposits	6,952	10,569
Current deferred tax asset	803	-
Other current assets	4,503	2,987
Total current assets	99,921	105,989
Property and equipment, net	4,422	4,221
Customer acquisition costs	4,618	2,976
Intangible assets - customer acquisitions	1,971	1,015
Acquired customer intangibles	5,979	-
Trademarks	1,226	-
Deferred tax assets	23,196	24,047
Goodwill	18,385	-
Other assets	735	149
Total assets	$160,453	$138,397
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$28,731	$38,210
Accounts payable - affiliates	1,867	1,017
Accrued liabilities	10,409	7,195
Fair value of derivative liabilities	6,437	11,526
Current portion of Senior Credit Facility	31,306	33,000
Other current liabilities	834	1,868

Total current liabilities	79,584	92,816
Long-term liabilities:
Fair value of derivative liabilities	873	478
Payable pursuant to tax receivable agreement - affiliates	20,767	20,767
Long-term portion of Senior Credit Facility	15,919	-
Non-current deferred tax liability	824	-
Convertible subordinated notes to affiliate	6,307	-
Other long-term liabilities	1,605	219
Total liabilities	125,879	114,280
Stockholders' equity:
Common Stock:
Class A common stock, par value $0.01 per share, 120,000,000 shares authorized, 3,097,193 issued and outstanding at September 30, 2015 and 3,000,000 issued and outstanding at December 31, 2014	31	30
Class B common stock, par value $0.01 per share, 60,000,000 shares authorized, 10,750,000 issued and outstanding at September 30, 2015 and 10,750,000 issued and outstanding at December 31, 2014	108	108
Preferred Stock:
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized, zero issued and outstanding at September 30, 2015 and December 31, 2014	-	-
Additional paid-in capital	11,933	9,296
Retained deficit	(224)	(775)
Total stockholders' equity	11,848	8,659
Non-controlling interest in Spark HoldCo, LLC	22,726	15,458
Total equity	34,574	24,117
Total liabilities and stockholders' equity	$160,453	$138,397

SPARK ENERGY, INC.
CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015 (1)	2014
Revenues:
Retail revenues (including retail revenues - affiliates of $0 for both the three months ended September 30, 2015 and 2014, respectively and retail revenues - affiliates of $0 and $2,170 for the nine months ended September 30, 2015 and 2014, respectively)	$91,812	$68,358	$261,996	$238,453

Net asset optimization (expenses) revenues (including asset optimization revenues - affiliates of $263 and $3,208 for the three months ended September 30, 2015 and 2014, respectively, and asset optimization revenues - affiliates cost of revenues of $3,382 and $6,450 for the three months ended September 30, 2015 and 2014, respectively and asset optimization revenues - affiliates of $928 and $10,341 for the nine months ended September 30, 2015 and 2014, respectively, and asset optimization revenues - affiliates cost of revenues of $9,589 and $25,004 for the nine months ended September 30, 2015 and 2014, respectively)
	(545)	(141)	1,317	1,681
Total Revenues	91,267	68,217	263,313	240,134
Operating Expenses:
Retail cost of revenues (including retail cost of revenues - affiliates of $0 and $0.1 million for the three months ended September 30, 2015 and 2014, respectively and retail cost of revenues-affiliates of less than $0.1 million and $0.1 million for the nine months ended September 30, 2015 and 2014, respectively)	60,967	51,863	176,000	192,371

General and administrative (including general and administrative expense - affiliates of $0 and $0.1 million for the three months ended September 30, 2015 and 2014, respectively and general and administrative expense - affiliates of $0 and $0.1 million for the nine months ended September 30, 2015 and 2014, respectively)	15,493	10,634	43,909	28,494
Depreciation and amortization	7,557	4,113	17,873	10,324
Total Operating Expenses	84,017	66,610	237,782	231,189
Operating income	7,250	1,607	25,531	8,945
Other (expense)/income:
Interest expense	(800)	(615)	(1,415)	(1,150)
Interest and other income	5	40	326	111
Total other expenses	(795)	(575)	(1,089)	(1,039)
Income before income tax expense	6,455	1,032	24,442	7,906
Income tax expense	580	613	1,599	777
Net income	$5,875	$419	$22,843	$7,129
Less: Net income (loss) attributable to non-controlling interests	4,561	(642)	18,959	6,068
Net income attributable to Spark Energy, Inc. stockholders	$1,314	$1,061	$3,884	$1,061

Net income attributable to Spark Energy, Inc. per share of Class A common stock
Basic	$0.42	$0.35	$1.27	$0.35
Diluted	$0.31	$0.03	$1.09	$0.35

Weighted average shares of Class A common stock outstanding
Basic	3,097	3,000	3,053	3,000
Diluted	14,232	13,750	13,948	3,000

(1) Financial information has been recast to include results attributable to the acquisition of Oasis Power Holdings LLC on May 12, 2015 from an affiliate.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015
(in thousands)
(unaudited)

	Issued Shares of Class A Common Stock	Issued Shares of Class B Common Stock	Issued Shares of Preferred Stock	Class A Common Stock	Class B Common Stock	Additional Paid In Capital	Retained Earnings (Deficit)	Total Stockholders Equity	Non-controlling Interest	Total Equity
Balance at December 31, 2014	3,000	10,750	$-	$30	$108	$9,296	$(775)	$8,659	$15,458	$24,117
Stock based compensation	-	-	-	-	-	1,366	-	1,366	-	1,366
Restricted stock unit vesting	97	-	-	1	-	353	-	354	-	354
Contribution from NuDevco	-	-	-	-	-	129	-	129	-	129
Consolidated net income (1)	-	-	-	-	-	-	3,884	3,884	18,959	22,843
Beneficial conversion feature	-	-	-	-	-	789	-	789	-	789
Distributions paid to Class B non-controlling unit holders	-	-	-	-	-	-	-	-	(11,691)	(11,691)
Dividends paid to Class A common shareholders	-	-	-	-	-	-	(3,333)	(3,333)	-	(3,333)
Balance at September 30, 2015	3,097	10,750	-	$31	$108	$11,933	$(224)	$11,848	$22,726	$34,574

(1) Financial information has been recast to include results attributable to the acquisition of Oasis Power Holdings LLC on May 12, 2015 from an affiliate.

SPARK ENERGY, INC.
CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2015 (1)	2014

Cash flows from operating activities:
Net income	$22,843	$7,129
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization expense	17,873	10,324
Deferred income taxes	872	638
Stock based compensation	1,992	362
Amortization of deferred financing costs	295	580
Bad debt expense	6,082	3,973
Gain (loss) on derivatives, net	6,118	(262)
Current period cash settlements on derivatives, net	(15,120)	7,252
Accretion of discount to subordinated convertible notes to affiliate	21	-
Changes in assets and liabilities:
Decrease in restricted cash	707	-
Decrease in accounts receivable	18,566	9,741
Decrease (increase) in accounts receivable - affiliates	(216)	6,310
Decrease (increase) in inventory	2,978	(5,338)
Increase in customer acquisition costs	(17,725)	(20,366)
Decrease (increase) in prepaid and other current assets	11,110	(4,658)
Increase in intangible assets - customer acquisitions	(2,776)	-
Increase in other assets	(256)	(146)
Decrease in accounts payable and accrued liabilities	(14,610)	(5,890)
Increase in accounts payable - affiliates	849	851
Increase (decrease) in other current liabilities	(1,534)	1,465
Increase in other non-current liabilities	1,606	-
Net cash provided by operating activities	39,675	11,965
Cash flows from investing activities:
Purchases of property and equipment	(1,255)	(2,214)
Acquisition of CenStar and Oasis net assets	(41,234)	-
Investment in eRex joint venture	(330)	-
Net cash used in investing activities	(42,819)	(2,214)
Cash flows from financing activities:

Borrowings on credit facilities	52,225	60,280
Payments on credit facilities	(38,000)	(38,280)
Member contributions (distributions), net	-	(36,406)
Contributions from NuDevco	129	-
Proceeds from issuance of Class A common stock	-	50,220
Distributions of proceeds from Offering to affiliate	-	(47,554)
Payment of Note Payable to NuDevco	-	(50)
Offering costs	-	(2,667)
Issuance of convertible subordinated notes to affiliate	7,075	-
Restricted stock vesting	(265)	-
Payment of dividends to Class A common shareholders	(3,333)	-
Payment of distributions to Class B unitholders	(11,691)	-
Net cash provided by (used in) financing activities	6,140	(14,457)
Increases (decreases) in cash and cash equivalents	2,996	(4,706)
Cash and cash equivalents - beginning of period	4,359	7,189
Cash and cash equivalents - end of period	$7,355	$2,483
Supplemental Disclosure of Cash Flow Information:
Non cash items:
Property and equipment purchase accrual	$11	$81
CenStar Earnout accrual	$500	$-
Cash paid during the period for:
Interest	$1,061	$484
Taxes	$157	$150

(1) Financial information has been recast to include results attributable to the acquisition of Oasis Power Holdings LLC on May 12, 2015 from an affiliate.

SPARK ENERGY, INC.
OPERATING SEGMENT RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(in thousands, except per unit operating data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Retail Natural Gas Segment
Total Revenues	$14,354	$16,469	$93,253	$102,166
Retail Cost of Revenues	10,180	10,235	53,136	77,374
Less: Net Asset Optimization Revenues (Expenses)	(545)	(141)	1,317	1,681
Less: Net Gains (Losses) on non-trading derivatives, net of cash settlements	(3,034)	(1,475)	3,241	(2,564)
Retail Gross Margin - Gas	$7,753	$7,850	$35,559	$25,675
Volume of Gas (MMBtu)	1,672,120	1,779,610	10,527,078	10,892,362
Retail Gross Margin - Gas ($/MMBtu)	$4.64	$4.41	$3.38	$2.36
Retail Electricity Segment
Total Revenues	$76,913	$51,748	$170,060	$137,968
Retail Cost of Revenues	50,787	41,628	122,864	114,997
Less: Net Gains (Losses) on non-trading derivatives, net of cash settlements	7,201	3,351	3,526	(1,548)
Retail Gross Margin - Electricity	$18,925	$6,769	$43,670	$24,519
Volume of Electricity (MWh)	719,758	447,729	1,519,011	1,201,345
Retail Gross Margin - Electricity ($/MWh)	$26.29	$15.12	$28.75	$20.41

Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA
We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense and (v) other non-cash operating items. EBITDA is defined as net income before provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the year in which they are incurred, even though we capitalize such costs and amortize them over two years in accordance with our accounting policies. The deduction of current period customer acquisition costs is consistent with how we manage our business, but the comparability of Adjusted EBITDA between periods may be affected by varying levels of customer acquisition costs. We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on derivative instruments. We also deduct non-cash compensation expense as a result of restricted stock units that were issued under our long-term incentive plan.
We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of a company’s ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our condensed combined and consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following, among other measures:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;

•
the ability of our assets to generate earnings sufficient to support our proposed cash dividends; and our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt.

Retail Gross Margin
We define retail gross margin as operating income plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (i) net asset optimization revenues, (ii) net gains (losses) on non-trading derivative instruments, and (iii) net current period cash settlements on non-trading derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity business by removing the impacts of our asset optimization activities and net non-cash income (loss) impact of our economic hedging activities. As an indicator of our retail energy business’ operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income, its most directly comparable financial measure calculated and presented in accordance with GAAP.
The GAAP measures most directly comparable to Adjusted EBITDA are net income and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income. Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income, net cash provided by operating activities, or operating income. Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income and net cash provided by operating activities, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.
Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.

The following tables present a reconciliation of Adjusted EBITDA to net income and net cash provided by operating activities for each of the periods indicated.

APPENDIX TABLES A-1 AND A-2
ADJUSTED EBITDA RECONCILIATIONS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of Adjusted EBITDA to Net Income:
Net income	$5,875	$419	$22,843	$7,129
Depreciation and amortization	7,557	4,113	17,873	10,324
Interest expense	800	615	1,415	1,150
Income tax expense	580	613	1,600	777
EBITDA	14,812	5,760	43,731	19,380
Less:
Net, Gains (losses) on derivative instruments	61	(1,178)	(6,118)	262
Net, Cash settlements on derivative instruments	4,163	3,004	12,887	(7,252)
Customer acquisition costs	5,825	8,698	17,725	20,366
Plus:
Non-cash compensation expense	838	362	1,374	362
Adjusted EBITDA	$5,601	$(4,402)	$20,611	$6,366

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash provided by operating activities	$(15,887)	$(13,693)	$39,675	$11,965
Amortization of deferred financing costs	(194)	(355)	(295)	(580)
Allowance for doubtful accounts and bad debt expense	(1,903)	(1,946)	(6,082)	(3,973)
Interest expense	800	615	1,415	1,150
Income tax expense	580	613	1,599	777
Changes in operating working capital
Accounts receivable, prepaids, current assets	(3,677)	2,505	(29,460)	(11,393)
Inventory	2,103	5,649	(2,978)	5,338
Accounts payable and accrued liabilities	21,690	1,277	13,761	5,039
Other	2,089	933	2,976	(1,957)
Adjusted EBITDA	$5,601	$(4,402)	$20,611	$6,366

The following table presents a reconciliation of Retail Gross Margin to operating income for each of the periods indicated.

APPENDIX TABLE A-3
RETAIL GROSS MARGIN RECONCILIATION
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of Retail Gross Margin to Operating Income:
Operating income	$7,250	$1,607	$25,531	$8,945
Depreciation and amortization	7,557	4,113	17,873	10,324
General and administrative	15,493	10,634	43,909	28,494
Less:
Net asset optimization revenues (expenses)	(545)	(141)	1,317	1,681
Net, Gains (losses) on non-trading derivative instruments	132	(1,163)	(5,876)	5,847
Net, Cash settlements on non-trading derivative instruments	4,035	3,039	12,643	(9,959)
Retail Gross Margin	$26,678	$14,619	$79,229	$50,194

Contact: Spark Energy, Inc.

Investors:

Andy Davis, 832-200-3727

Media:

Jenn Korell, 281-833-4151